FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                                         FILE NO.: 333-130694-07


--------------------------------------------------------------------------------
MORGAN STANLEY                        [LOGO]                       May 4th, 2006
Securitized Products Group       [MorganStanley]

--------------------------------------------------------------------------------

                                   Term Sheet

                                 $2,025,219,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2006-HE3

                       Mortgage Pass-Through Certificates


                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers

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MORGAN STANLEY                          [LOGO]                      May 11, 2005
Securitized Products Group         [MorganStanley]

--------------------------------------------------------------------------------

or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.























--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. This material is based on information that Morgan Stanley & Co. Incorporated ("Morgan Stanley") considers reliable. Morgan Stanley makes no representation or warranty with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. The information contained here in may be based on certain assumptions regarding market conditions and other matters and is therefore subject to change. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied on for such purposes. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from the information contained here in. Additional information is available upon request. Morgan Stanley and others associated with it may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. Morgan Stanley is acting as the lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

--------------------------------------------------------------------------------
                                     Page 2

--------------------------------------------------------------------------------
MORGAN STANLEY                        [LOGO]                       May 4th, 2006
Securitized Products Group       [MorganStanley]

--------------------------------------------------------------------------------


                          Approximately $2,025,219,000
                Morgan Stanley ABS Capital I Inc. Series 2006-HE3

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                           HomEq Servicing Corporation
                    JPMorgan Chase Bank, National Association
                                    Servicers

                             Transaction Highlights
                             ----------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Modified
                              Original                                                        Duration
                                Class                                                            To
  Offered                    Certificate          Expected Ratings           Avg Life to    Call(1)(3) /      Payment Window To
  Classes     Description    Balance(4)        (S&P / Fitch / Moody's)      Call(1)/Mty(2)   Mty (2)(3)       Call(1) / Mty(2)
====================================================================================================================================
    A-1         Floater      381,635,000             AAA/AAA/Aaa                           ***Not Offered Hereby***
------------------------------------------------------------------------------------------------------------------------------------
   A-2a         Floater      635,940,000             AAA/AAA/Aaa             0.80 / 0.80     0.78 / 0.78       1 - 20 / 1 - 20
------------------------------------------------------------------------------------------------------------------------------------
   A-2b         Floater      194,410,000             AAA/AAA/Aaa             2.00 / 2.00     1.89 / 1.89      20 - 28 / 20 - 28
------------------------------------------------------------------------------------------------------------------------------------
   A-2c         Floater      272,540,000             AAA/AAA/Aaa             3.50 / 3.50     3.15 / 3.15      28 - 65 / 28 - 65
------------------------------------------------------------------------------------------------------------------------------------
   A-2d         Floater      176,175,000             AAA/AAA/Aaa             6.85 / 8.43     5.65 / 6.57     65 - 88 / 65 - 197
------------------------------------------------------------------------------------------------------------------------------------
    M-1         Floater      91,913,000              AA+/AA+/Aa1             5.03 / 5.57     4.31 / 4.63     42 - 88 / 42 - 167
------------------------------------------------------------------------------------------------------------------------------------
    M-2         Floater      62,668,000               AA/AA/Aa2              4.98 / 5.50     4.26 / 4.57     40 - 88 / 40 - 158
------------------------------------------------------------------------------------------------------------------------------------
    M-3         Floater      37,601,000              AA-/AA-/Aa3             4.95 / 5.45     4.23 / 4.53     40 - 88 / 40 - 150
------------------------------------------------------------------------------------------------------------------------------------
    M-4         Floater      33,423,000               A+/A+/A1               4.93 / 5.41     4.21 / 4.50     39 - 88 / 39 - 145
------------------------------------------------------------------------------------------------------------------------------------
    M-5         Floater      33,423,000                A/A/A2                4.92 / 5.38     4.20 / 4.47     39 - 88 / 39 - 139
------------------------------------------------------------------------------------------------------------------------------------
    M-6         Floater      29,245,000               A-/A-/A3               4.91 / 5.32     4.17 / 4.43     38 - 88 / 38 - 132
------------------------------------------------------------------------------------------------------------------------------------
    B-1         Floater      29,245,000            BBB+/BBB+/Baa1            4.90 / 5.27     4.12 / 4.33     38 - 88 / 38 - 125
------------------------------------------------------------------------------------------------------------------------------------
    B-2         Floater      26,112,000             BBB/BBB/Baa2             4.90 / 5.19     4.09 / 4.27     37 - 88 / 37 - 116
------------------------------------------------------------------------------------------------------------------------------------
    B-3         Floater      20,889,000            BBB-/BBB-/Baa3            4.88 / 5.07     3.98 / 4.08     37 - 88 / 37 - 106
------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------


                 Initial
  Offered     Subordination
  Classes         Level          Benchmark
==============================================
    A-1          20.50%         1 Mo. LIBOR
----------------------------------------------
   A-2a          20.50%         1 Mo. LIBOR
----------------------------------------------
   A-2b          20.50%         1 Mo. LIBOR
----------------------------------------------
   A-2c          20.50%         1 Mo. LIBOR
----------------------------------------------
   A-2d          20.50%         1 Mo. LIBOR
----------------------------------------------
    M-1          16.10%         1 Mo. LIBOR
----------------------------------------------
    M-2          13.10%         1 Mo. LIBOR
----------------------------------------------
    M-3          11.30%         1 Mo. LIBOR
----------------------------------------------
    M-4           9.70%         1 Mo. LIBOR
----------------------------------------------
    M-5           8.10%         1 Mo. LIBOR
----------------------------------------------
    M-6           6.70%         1 Mo. LIBOR
----------------------------------------------
    B-1           5.30%         1 Mo. LIBOR
----------------------------------------------
    B-2           4.05%         1 Mo. LIBOR
----------------------------------------------
    B-3           3.05%         1 Mo. LIBOR
----------------------------------------------

Notes: (1) Certificates are priced to the 10% optional clean-up call.
       (2) Based on the pricing prepayment speed. See details below.
       (3) Assumes pricing at par.
       (4) Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:         Morgan Stanley ABS Capital I Inc. Trust 2006-HE3.

Depositor:              Morgan Stanley ABS Capital I Inc.

Responsible Parties:    NC Capital Corporation (41.00%), WMC Mortgage
                        Corporation (40.01%) and Decision One Mortgage Company,
                        LLC (18.99%)

Servicers:              Wells Fargo Bank, National Association (98.69%), HomEq
                        Servicing Corp. (1.08%) and JPMorgan Chase Bank,
                        National Association (0.23%)

Swap Counterparty:      Morgan Stanley Capital Services Inc.

Trustee and Swap
Administrator:          Deutsche Bank National Trust Company

Manager:                Morgan Stanley & Co. Incorporated


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Rating Agencies:        Standard & Poor's, Moody's Investors Service and Fitch
                        Ratings.

Offered Certificates:   The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3,
                        M-4, M-5, M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates:   The Class A-1, A-2a, A-2b, A-2c and A-2d Certificates.

Group I Class A
Certificates:           The Class A-1 Certificates.

Group II Class A
Certificates:           The Class A-2a, Class A-2b, Class A-2c and Class A-2d
                        Certificates.

Class A Certificate
Group: The Group I Class A Certificates and Group II Class A Certificates, as applicable.

Expected Closing
Date:                   May 25, 2006 through DTC and Euroclear or Clearstream.
                        The Certificates will be sold without accrued interest.

Cut-off Date:           May 1, 2006

Distribution Dates:     The 25th of each month, or if such day is not a business
                        day, on the next business day, beginning June 26, 2006.

Final Scheduled
Distribution Date:      For all Offered Certificates, the Distribution Date
                        occurring in April 2036.

Minimum Denomination:   The Offered Certificates will be issued and available in
                        denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:             For any Distribution Date, the period commencing on the
                        second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual
Period: The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing
                        Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:     The Trust will consist of approximately $2,088.9 million
                        of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage
Loans: Approximately $480.0 million of Mortgage Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage
Loans: Approximately $1,608.9 million of Mortgage Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment
Speed: o Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                        o ARM Mortgage Loans: 28% CPR

Credit Enhancement:     The Offered Certificates are credit enhanced by:
                        1)   Net monthly excess cashflow from the Mortgage Loans
                             after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                        2)   3.05% overcollateralization (funded upfront). On
                             and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and
                        3)   Subordination of distributions on the more
                             subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Senior Enhancement
Percentage:             For any Distribution Date, the percentage obtained by
                        dividing (x) the aggregate Class Certificate Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:          The later to occur of:

                        (x)  The earlier of:
                             (a)  The Distribution Date occurring in June 2009;
                                  and
                             (b) The Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and
                        (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 41.00%.

Trigger Event:          Either a Delinquency Trigger Event or a Cumulative Loss
                        Trigger Event.

Delinquency Trigger
Event: A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                        Class A Certificates remain outstanding          39.00% of the Senior Enhancement Percentage

                        On and after Class A pays off                    46.65% of the Class M-1 Enhancement Percentage

Cumulative Loss
Trigger Event:          A Cumulative Loss Trigger Event is in effect on any
                        Distribution Date if the aggregate amount of Realized
                        Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                        Months 25- 36            1.300% for the first month,
                                                 plus an additional 1/12th of
                                                 1.650% for each month
                                                 thereafter (e.g., 2.125% in
                                                 Month 31)
                        Months 37- 48            2.950% for the first month,
                                                 plus an additional 1/12th of
                                                 1.700% for each month
                                                 thereafter (e.g., 3.800% in
                                                 Month 43)
                        Months 49- 60            4.650% for the first month,
                                                 plus an additional 1/12th of
                                                 1.300% for each month
                                                 thereafter (e.g., 5.300% in
                                                 Month 55)
                        Months 61- 72            5.950% for the first month,
                                                 plus an additional 1/12th of
                                                 0.750% for each month
                                                 thereafter (e.g., 6.325% in
                                                 Month 67)
                        Months 73- thereafter    6.700%

Initial
Subordination           Class A:      20.50%
Percentage:             Class M-1:    16.10%
                        Class M-2:    13.10%
                        Class M-3:    11.30%
                        Class M-4:     9.70%
                        Class M-5:     8.10%
                        Class M-6:     6.70%
                        Class B-1:     5.30%
                        Class B-2:     4.05%
                        Class B-3:     3.05%

Optional Clean-up
Call: When the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Step-up Coupons:        For all Offered Certificates the coupon will increase
                        after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Group I Class A
Certificates
Pass-Through Rate:      The Class A-1 Certificates will accrue interest at a
                        variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A
Certificates
Pass-Through Rate:      The Class A-2a, A-2b, A-2c and A-2d Certificates will
                        accrue interest at a variable rate equal to the least of
                        (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the
                        WAC Cap.

Class M-1
Pass-Through Rate:      The Class M-1 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class M-2
Pass-Through Rate:      The Class M-2 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class M-3
Pass-Through Rate:      The Class M-3 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class M-4
Pass-Through Rate:      The Class M-4 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class M-5
Pass-Through Rate:      The Class M-5 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class M-6
Pass-Through Rate:      The Class M-6 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class B-1
Pass-Through Rate:      The Class B-1 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class B-2
Pass-Through Rate:      The Class B-2 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

Class B-3
Pass-Through Rate:      The Class B-3 Certificates will accrue interest at a
                        variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and
                        (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:       For any Distribution Date, the weighted average of the
                        interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:      For any Distribution Date, the weighted average of the
                        interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment Rate:      For any Distribution Date, a fraction, the numerator of
                        which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such
                        Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A
Basis Risk Carry
Forward Amount:         As to any Distribution Date, the supplemental interest
                        amount for each of the Group I Class A Certificates will equal the sum of:
                        (i)     The excess, if any, of interest that would
                                otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC
                                Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
                        (ii)    Any Group I Class A Basis Risk Carry Forward
                                Amount remaining unpaid from prior Distribution Dates; and
                        (iii)   Interest on the amount in clause (ii) at the
                                related Group I Class A Certificates
                                Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A
Basis Risk Carry
Forward Amount:         As to any Distribution Date, the supplemental interest
                        amount for each of the Group II Class A Certificates will equal the sum of:
                        (i)     The excess, if any, of interest that would
                                otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC
                                Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
                        (ii)    Any Group II Class A Basis Risk Carry Forward
                                Amount remaining unpaid from prior Distribution Dates; and
                        (iii)   Interest on the amount in clause (ii) at the
                                related Group II Class A Certificates
                                Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1,
B-2 and B-3 Basis Risk
Carry Forward Amounts:  As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:
                        (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                        (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
                        (iii) Interest on the amount in clause (ii) at the Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

Interest
Distributions on
Offered Certificates:   On each Distribution Date and after payments of
                        servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance
                        Amount will be allocated as follows:
                        (i)    The portion of the Interest Remittance Amount
                               attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
                        (ii)   The portion of the Interest Remittance Amount
                               attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;
                        (iii)  To the Class M-1 Certificates, its Accrued
                               Certificate Interest;
                        (iv)   To the Class M-2 Certificates, its Accrued
                               Certificate Interest;
                        (v)    To the Class M-3 Certificates, its Accrued
                               Certificate Interest;
                        (vi)   To the Class M-4 Certificates, its Accrued
                               Certificate Interest;
                        (vii)  To the Class M-5 Certificates, its Accrued
                               Certificate Interest;
                        (viii) To the Class M-6 Certificates, its Accrued
                               Certificate Interest;
                        (ix)   To the Class B-1 Certificates, its Accrued
                               Certificate Interest;
                        (x)    To the Class B-2 Certificates, its Accrued
                               Certificate Interest; and
                        (xi)   To the Class B-3 Certificates, its Accrued
                               Certificate Interest.


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                                     Page 7

Principal Distribution
on Offered
Certificates:           On each Distributions Date (a) prior to the Stepdown
                        Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution
                        Amount will be allocated as follows:
                        (i)    to cover any Net Swap Payment and any swap
                               termination payment due to the Swap Counterparty; including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                        (ii)   to the Class A Certificates, allocated between
                               the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
                        (iii)  to the Class M-1 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (iv)   to the Class M-2 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (v)    to the Class M-3 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (vi)   to the Class M-4 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (vii)  to the Class M-5 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (viii) to the Class M-6 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (ix)   to the Class B-1 Certificates, until the Class
                               Certificate Balance has been reduced to zero;
                        (x)    to the Class B-2 Certificates, until the Class
                               Certificate Balance has been reduced to zero; and
                        (xi)   to the Class B-3 Certificates, until the Class
                               Certificate Balance has been reduced to zero.

                        On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                        (i) to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                        (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                        (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (viii) to the Class M-6 Certificates, the lesser of the
                               remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                        (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
                        (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


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                                     Page 8

Class A Principal
Allocation:             Except as described below, the Group II Class A
                        Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

                        All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                        However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                        Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment
Allocation:             For a given Class of Certificates outstanding, a pro
                        rata share of the Net Swap Payment owed by the Swap
                        Counterparty (if any), based on the outstanding Class
                        Certificate Balance of that Class.


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                                     Page 9

Swap Payment
Priority:               All payments due under the swap agreement and any swap
                        termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:
                        (i)    to pay any Net Swap Payment owed to the Swap
                               Counterparty pursuant to the swap agreement;
                        (ii)   to pay any swap termination payment to the Swap
                               Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
                        (iii)  to the Class A-1, A-2a, A-2b, A-2c and A-2d
                               Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
                        (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1,
                               B-2 and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                        (v)    to be paid as principal, in accordance with the
                               principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                        (vi)   concurrently, to the Class A-1, A-2a, A-2b, A-2c
                               and A-2d Certificates, any Basis Risk Carry
                               Forward Amount for such Class up to the
                               respective Swap Payment Allocation, to the extent not yet paid;
                        (vii)  sequentially, to the Class M-1, M-2, M-3, M-4,
                               M-5, M-6, B-1, B-2 and B-3 Certificates, any
                               Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                        (viii) concurrently to the Class A Certificates, Class M
                               Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                        (ix)   sequentially to the Class M-1, M-2, M-3, M-4,
                               M-5, M-6, B-1, B-2, and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                        (x)    to pay any swap termination payment to the Swap
                               Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                        (xi)   all remaining amounts to the holder of the Class
                               X Certificates.

                        In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

                        Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted
Swap Termination
Payment: As of any date, the lesser of (i) any payments received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and
                        (ii) any swap termination payment owed to the Swap Provider.


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                                    Page 10

Allocation of Net
Monthly Excess
Cashflow:               For any Distribution Date, any Net Monthly Excess
                        Cashflow shall be paid as follows:
                        (i)    to the Class M-1 Certificates, the unpaid
                               interest shortfall amount;
                        (ii)   to the Class M-1 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (iii)  to the Class M-2 Certificates, the unpaid
                               interest shortfall amount;
                        (iv)   to the Class M-2 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (v)    to the Class M-3 Certificates, the unpaid
                               interest shortfall amount;
                        (vi)   to the Class M-3 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (vii)  to the Class M-4 Certificates, the unpaid
                               interest shortfall amount;
                        (viii) to the Class M-4 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (ix)   to the Class M-5 Certificates, the unpaid
                               interest shortfall amount;
                        (x)    to the Class M-5 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (xi)   to the Class M-6 Certificates, the unpaid
                               interest shortfall amount;
                        (xii)  to the Class M-6 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (xiii) to the Class B-1 Certificates, the unpaid
                               interest shortfall amount;
                        (xiv)  to the Class B-1 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (xv)   to the Class B-2 Certificates, the unpaid
                               interest shortfall amount;
                        (xvi)  to the Class B-2 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (xvii) to the Class B-3 Certificates, the unpaid
                               interest shortfall amount;
                        (xviii) to the Class B-3 Certificates, the allocated
                               unreimbursed realized loss amount;
                        (xix)  concurrently, any Group I Class A Basis Risk
                               Carry Forward Amount to the Group I Class A
                               Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and
                        (xx)   sequentially, to Classes M-1, M-2, M-3, M-4, M-5,
                               M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance
Amount: For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate
Interest:               For any Distribution Date and each class of
                        Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal
Distribution Amount:    On any Distribution Date, the sum of (i) the Basic
                        Principal Distribution Amount and (ii) the Extra
                        Principal Distribution Amount.

Basic Principal
Distribution Amount:    On any Distribution Date, the excess of (i) the
                        aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess
Cashflow:               For any Distribution Date is the amount of funds
                        available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal
Distribution Amount:    For any Distribution Date, the lesser of (i) the excess
                        of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due
                        Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such
                        Distribution Date.

Excess Subordinated
Amount:                 For any Distribution Date, means the excess, if any of
                        (i) the overcollateralization and (ii) the required overcollateralization for such Distribution Date.

Class A Principal
Allocation
Percentage:             For any Distribution Date, the percentage equivalent of
                        a fraction, determined as follows: (i) in the case of the Group I Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage
                        Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is
                        (y) the principal remittance amount for such Distribution Date.


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                                    Page 11

Class A Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                        Loans as of the last day of the related Due Period over $10,444,675.

Class M-1 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1
                        Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,444,675.

Class M-2 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2
                        Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,444,675.

Class M-3 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date) and (iv) the Class Certificate
                        Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                        Period over $10,444,675.

Class M-4 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                        Amount on such Distribution Date) and (v) the Class
                        Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.60% and (ii) the aggregate principal balance of the Mortgage
                        Loans as of the last day of the related Due Period and
                        (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,444,675.


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                                    Page 12
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Class M-5 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                        Amount on such Distribution Date), (v) the Class
                        Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4
                        Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5
                        Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,444,675.

Class M-6 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                        Amount on such Distribution Date), (v) the Class
                        Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4
                        Principal Distribution Amount on such Distribution
                        Date), (vi) the Class Certificate Balance of the Class
                        M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
                        Distribution Date) and (vii) the Class Certificate
                        Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                        Period over $10,444,675.

Class B-1 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                        Amount on such Distribution Date), (v) the Class
                        Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4
                        Principal Distribution Amount on such Distribution
                        Date), (vi) the Class Certificate Balance of the Class
                        M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
                        Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                        Amount on such Distribution Date) and (viii) the Class
                        Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.40% and (ii) the aggregate principal balance of the Mortgage
                        Loans as of the last day of the related Due Period and
                        (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,444,675.


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refer to important information and qualifications at the end of this material.
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                                    Page 13

Class B-2 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                        Amount on such Distribution Date), (v) the Class
                        Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4
                        Principal Distribution Amount on such Distribution
                        Date), (vi) the Class Certificate Balance of the Class
                        M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
                        Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                        Amount on such Distribution Date), (viii) the Class
                        Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                        Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2
                        Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,444,675.

Class B-3 Principal
Distribution Amount:    For any Distribution Date, an amount equal to the excess
                        of (x) the sum of (i) the aggregate Class Certificate
                        Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                        Distribution Amount on such Distribution Date), (ii) the
                        Class Certificate Balance of the Class M-1 Certificates
                        (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution
                        Date), (iii) the Class Certificate Balance of the Class
                        M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                        Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                        Amount on such Distribution Date), (v) the Class
                        Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4
                        Principal Distribution Amount on such Distribution
                        Date), (vi) the Class Certificate Balance of the Class
                        M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
                        Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                        Amount on such Distribution Date), (viii) the Class
                        Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                        Principal Distribution Amount on such Distribution
                        Date), (ix) the Class Certificate Balance of the Class
                        B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such
                        Distribution Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                        Loans as of the last day of the related Due Period over $10,444,675.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:   If on any distribution date, after giving effect to all
                        distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered
                        Certificates exceeds the aggregate Stated Principal
                        Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable
                        Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized
                        Losses is referred to as an "Applied Realized Loss
                        Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class
                        Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate
                        Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation
                        Proceeds and included as part of the Principal
                        Remittance Amount for the related distribution date.

Trust Tax Status:       Portions of the trust will be treated as multiple real
                        estate mortgage investment conduits, or REMICs, for federal income tax purposes. The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction.
                        Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:      The Offered Certificates are expected to be ERISA
                        eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA
                        Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan
                        Stanley ABS Capital I Inc. Trust 2006-HE3 transaction.

SMMEA Eligibility:      None of the Certificates will be SMMEA eligible.

Registration
Statement and
Prospectus:             This term sheet does not contain all information that is
                        required to be included in a registration statement, or in a base prospectus and prospectus supplement.
                        The Depositor has filed a registration statement
                        (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                        The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                        http://www.sec.gov/Archives/edgar/data/1030442/
                        000090514806002120/ efc6-1020_forms3a.txt

Risk Factors:           PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                        THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                        PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR
                        MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-HE3
                        TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION
                        THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN
                        INVESTMENT IN THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool
Information:            Information concerning the sponsor's prior residential
                        mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                        Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.
                        In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

------------------------------------------------------------------------------------------------------------------------
       PPC (%)                           50          60           75          100          125          150          175
------------------------------------------------------------------------------------------------------------------------
   A-1 WAL (yrs)                       4.96        4.16         3.29         2.37         1.73         1.23         1.00
       First Payment Date         6/25/2006   6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010   12/25/2008
       Window                       1 - 177     1 - 152      1 - 120       1 - 88       1 - 68       1 - 54       1 - 31
------------------------------------------------------------------------------------------------------------------------
  A-2a WAL (yrs)                       1.62        1.35         1.08         0.80         0.64         0.52         0.43
       First Payment Date         6/25/2006   6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006
       Expected Final Maturity   10/25/2009   3/25/2009    8/25/2008    1/25/2008    9/25/2007    6/25/2007    4/25/2007
       Window                        1 - 41      1 - 34       1 - 27       1 - 20       1 - 16       1 - 13       1 - 11
------------------------------------------------------------------------------------------------------------------------
  A-2b WAL (yrs)                       4.17        3.46         2.74         2.00         1.57         1.27         1.06
       First Payment Date        10/25/2009   3/25/2009    8/25/2008    1/25/2008    9/25/2007    6/25/2007    4/25/2007
       Expected Final Maturity    6/25/2011   8/25/2010    9/25/2009    9/25/2008    3/25/2008   11/25/2007    8/25/2007
       Window                       41 - 61     34 - 51      27 - 40      20 - 28      16 - 22      13 - 18      11 - 15
------------------------------------------------------------------------------------------------------------------------
  A-2c WAL (yrs)                       7.71        6.40         5.06         3.50         2.33         1.87         1.55
       First Payment Date         6/25/2011   8/25/2010    9/25/2009    9/25/2008    3/25/2008   11/25/2007    8/25/2007
       Expected Final Maturity    8/25/2017   9/25/2015   10/25/2013   10/25/2011    4/25/2009    9/25/2008    4/25/2008
       Window                      61 - 135    51 - 112      40 - 89      28 - 65      22 - 35      18 - 28      15 - 23
------------------------------------------------------------------------------------------------------------------------
  A-2d WAL (yrs)                      13.94       11.83         9.36         6.85         5.04         2.86         2.22
       First Payment Date         8/25/2017   9/25/2015   10/25/2013   10/25/2011    4/25/2009    9/25/2008    4/25/2008
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010   12/25/2008
       Window                     135 - 177   112 - 152     89 - 120      65 - 88      35 - 68      28 - 54      23 - 31
------------------------------------------------------------------------------------------------------------------------
   M-1 WAL (yrs)                       9.85        8.27         6.54         5.03         4.67         4.50         3.61
       First Payment Date         2/25/2011   4/25/2010    6/25/2009   11/25/2009    5/25/2010   11/25/2010   12/25/2008
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      42 - 88      48 - 68      54 - 54      31 - 45
------------------------------------------------------------------------------------------------------------------------
   M-2 WAL (yrs)                       9.85        8.27         6.54         4.98         4.40         4.46         3.75
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    9/25/2009    2/25/2010    8/25/2010    2/25/2010
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      40 - 88      45 - 68      51 - 54      45 - 45
------------------------------------------------------------------------------------------------------------------------
   M-3 WAL (yrs)                       9.85        8.27         6.54         4.95         4.28         4.20         3.69
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    9/25/2009   12/25/2009    5/25/2010   12/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      40 - 88      43 - 68      48 - 54      43 - 45
------------------------------------------------------------------------------------------------------------------------
   M-4 WAL (yrs)                       9.85        8.27         6.54         4.93         4.22         4.03         3.50
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    8/25/2009   11/25/2009    2/25/2010    9/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      39 - 88      42 - 68      45 - 54      40 - 45
------------------------------------------------------------------------------------------------------------------------
   M-5 WAL (yrs)                       9.85        8.27         6.54         4.92         4.17         3.90         3.37
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    8/25/2009   10/25/2009   12/25/2009    7/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      39 - 88      41 - 68      43 - 54      38 - 45
------------------------------------------------------------------------------------------------------------------------
   M-6 WAL (yrs)                       9.85        8.27         6.54         4.91         4.13         3.80         3.27
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    7/25/2009    9/25/2009   11/25/2009    6/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      38 - 88      40 - 68      42 - 54      37 - 45
------------------------------------------------------------------------------------------------------------------------
   B-1 WAL (yrs)                       9.85        8.27         6.54         4.90         4.09         3.72         3.18
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    7/25/2009    8/25/2009    9/25/2009    4/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      38 - 88      39 - 68      40 - 54      35 - 45
------------------------------------------------------------------------------------------------------------------------
   B-2 WAL (yrs)                       9.85        8.27         6.54         4.90         4.07         3.65         3.12
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    6/25/2009    7/25/2009    8/25/2009    3/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      37 - 88      38 - 68      39 - 54      34 - 45
------------------------------------------------------------------------------------------------------------------------
   B-3 WAL (yrs)                       9.85        8.27         6.54         4.88         4.04         3.61         3.07
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    6/25/2009    7/25/2009    8/25/2009    2/25/2009
       Expected Final Maturity    2/25/2021   1/25/2019    5/25/2016    9/25/2013    1/25/2012   11/25/2010    2/25/2010
       Window                      57 - 177    47 - 152     37 - 120      37 - 88      38 - 68      39 - 54      33 - 45
------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

------------------------------------------------------------------------------------------------------------------------
       PPC (%)                           50          60           75          100          125          150          175
------------------------------------------------------------------------------------------------------------------------
  A-1  WAL (yrs)                       5.33        4.47         3.56         2.58         1.88         1.28         1.00
       First Payment Date         6/25/2006   6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006
       Expected Final Maturity   12/25/2034   1/25/2032    9/25/2027    7/25/2022   11/25/2018    3/25/2016   12/25/2008
       Window                       1 - 343     1 - 308      1 - 256      1 - 194      1 - 150      1 - 118       1 - 31
------------------------------------------------------------------------------------------------------------------------
  A-2a WAL (yrs)                       1.62        1.35         1.08         0.80         0.64         0.52         0.43
       First Payment Date         6/25/2006   6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006    6/25/2006
       Expected Final Maturity   10/25/2009   3/25/2009    8/25/2008    1/25/2008    9/25/2007    6/25/2007    4/25/2007
       Window                        1 - 41      1 - 34       1 - 27       1 - 20       1 - 16       1 - 13       1 - 11
------------------------------------------------------------------------------------------------------------------------
  A-2b WAL (yrs)                       4.17        3.46         2.74         2.00         1.57         1.27         1.06
       First Payment Date        10/25/2009   3/25/2009    8/25/2008    1/25/2008    9/25/2007    6/25/2007    4/25/2007
       Expected Final Maturity    6/25/2011   8/25/2010    9/25/2009    9/25/2008    3/25/2008   11/25/2007    8/25/2007
       Window                       41 - 61     34 - 51      27 - 40      20 - 28      16 - 22      13 - 18      11 - 15
------------------------------------------------------------------------------------------------------------------------
  A-2c WAL (yrs)                       7.71        6.40         5.06         3.50         2.33         1.87         1.55
       First Payment Date         6/25/2011   8/25/2010    9/25/2009    9/25/2008    3/25/2008   11/25/2007    8/25/2007
       Expected Final Maturity    8/25/2017   9/25/2015   10/25/2013   10/25/2011    4/25/2009    9/25/2008    4/25/2008
       Window                      61 - 135    51 - 112      40 - 89      28 - 65      22 - 35      18 - 28      15 - 23
------------------------------------------------------------------------------------------------------------------------
  A-2d WAL (yrs)                      16.69       14.21        11.43         8.43         6.28         3.34         2.22
       First Payment Date         8/25/2017   9/25/2015   10/25/2013   10/25/2011    4/25/2009    9/25/2008    4/25/2008
       Expected Final Maturity    6/25/2035   8/25/2032    4/25/2028   10/25/2022    5/25/2019   11/25/2016   12/25/2008
       Window                     135 - 349   112 - 315     89 - 263     65 - 197     35 - 156     28 - 126      23 - 31
------------------------------------------------------------------------------------------------------------------------
  M-1  WAL (yrs)                      10.82        9.10         7.26         5.57         5.10         6.12         5.59
       First Payment Date         2/25/2011   4/25/2010    6/25/2009   11/25/2009    5/25/2010    4/25/2011   12/25/2008
       Expected Final Maturity    4/25/2032   1/25/2029   10/25/2024    4/25/2020    3/25/2017    1/25/2015   12/25/2014
       Window                      57 - 311    47 - 272     37 - 221     42 - 167     48 - 130     59 - 104     31 - 103
------------------------------------------------------------------------------------------------------------------------
  M-2  WAL (yrs)                      10.79        9.07         7.23         5.50         4.81         4.89         4.38
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    9/25/2009    2/25/2010    8/25/2010    3/25/2010
       Expected Final Maturity    4/25/2031   12/25/2027  11/25/2023    7/25/2019    8/25/2016    7/25/2014    2/25/2013
       Window                      57 - 299    47 - 259     37 - 210     40 - 158     45 - 123      51 - 98      46 - 81
------------------------------------------------------------------------------------------------------------------------
  M-3  WAL (yrs)                      10.76        9.03         7.20         5.45         4.67         4.52         3.95
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    9/25/2009   12/25/2009    5/25/2010   12/25/2009
       Expected Final Maturity    4/25/2030   12/25/2026   1/25/2023   11/25/2018    2/25/2016    3/25/2014   10/25/2012
       Window                      57 - 287    47 - 247     37 - 200     40 - 150     43 - 117      48 - 94      43 - 77
------------------------------------------------------------------------------------------------------------------------
  M-4  WAL (yrs)                      10.72        9.00         7.17         5.41         4.59         4.33         3.74
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    8/25/2009   11/25/2009    2/25/2010    9/25/2009
       Expected Final Maturity    8/25/2029   4/25/2026    6/25/2022    6/25/2018    9/25/2015   11/25/2013    7/25/2012
       Window                      57 - 279    47 - 239     37 - 193     39 - 145     42 - 112      45 - 90      40 - 74
------------------------------------------------------------------------------------------------------------------------
  M-5  WAL (yrs)                      10.68        8.96         7.14         5.38         4.52         4.19         3.59
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    8/25/2009   10/25/2009   12/25/2009    7/25/2009
       Expected Final Maturity   10/25/2028   7/25/2025   10/25/2021   12/25/2017    5/25/2015    7/25/2013    4/25/2012
       Window                      57 - 269    47 - 230     37 - 185     39 - 139     41 - 108      43 - 86      38 - 71
------------------------------------------------------------------------------------------------------------------------
  M-6  WAL (yrs)                      10.62        8.91         7.11         5.32         4.45         4.06         3.47
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    7/25/2009    9/25/2009   11/25/2009    6/25/2009
       Expected Final Maturity   11/25/2027   9/25/2024    2/25/2021    5/25/2017   12/25/2014    3/25/2013   12/25/2011
       Window                      57 - 258    47 - 220     37 - 177     38 - 132     40 - 103      42 - 82      37 - 67
------------------------------------------------------------------------------------------------------------------------
  B-1  WAL (yrs)                      10.53        8.83         7.04         5.27         4.38         3.96         3.36
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    7/25/2009    8/25/2009    9/25/2009    4/25/2009
       Expected Final Maturity   11/25/2026   9/25/2023    7/25/2020   10/25/2016    6/25/2014   11/25/2012    9/25/2011
       Window                      57 - 246    47 - 208     37 - 170     38 - 125      39 - 97      40 - 78      35 - 64
------------------------------------------------------------------------------------------------------------------------
  B-2  WAL (yrs)                      10.40        8.70         6.94         5.19         4.30         3.84         3.26
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    6/25/2009    7/25/2009    8/25/2009    3/25/2009
       Expected Final Maturity    7/25/2025   7/25/2022    8/25/2019    1/25/2016   11/25/2013    5/25/2012    4/25/2011
       Window                      57 - 230    47 - 194     37 - 159     37 - 116      38 - 90      39 - 72      34 - 59
------------------------------------------------------------------------------------------------------------------------
  B-3  WAL (yrs)                      10.19        8.56         6.80         5.07         4.18         3.73         3.16
       First Payment Date         2/25/2011   4/25/2010    6/25/2009    6/25/2009    7/25/2009    8/25/2009    2/25/2009
       Expected Final Maturity   12/25/2023   3/25/2021    6/25/2018    3/25/2015    3/25/2013   11/25/2011   11/25/2010
       Window                      57 - 211    47 - 178     37 - 145     37 - 106      38 - 82      39 - 66      33 - 54
------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

-----------------------------------------------------------------------
         CPR (%)                           20           25           30
-----------------------------------------------------------------------

   A-1   WAL (yrs)                       3.30         2.56         2.01
         First Payment Date         6/25/2006    6/25/2006    6/25/2006
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                       1 - 121       1 - 95       1 - 77
-----------------------------------------------------------------------
  A-2a   WAL (yrs)                       1.05         0.83         0.68
         First Payment Date         6/25/2006    6/25/2006    6/25/2006
         Expected Final Maturity    8/25/2008    2/25/2008   10/25/2007
         Window                        1 - 27       1 - 21       1 - 17
-----------------------------------------------------------------------
  A-2b   WAL (yrs)                       2.72         2.12         1.72
         First Payment Date         8/25/2008    2/25/2008   10/25/2007
         Expected Final Maturity    9/25/2009   11/25/2008    6/25/2008
         Window                       27 - 40      21 - 30      17 - 25
-----------------------------------------------------------------------
  A-2c   WAL (yrs)                       5.06         3.84         2.77
         First Payment Date         9/25/2009   11/25/2008    6/25/2008
         Expected Final Maturity   10/25/2013    3/25/2012    1/25/2011
         Window                       40 - 89      30 - 70      25 - 56
-----------------------------------------------------------------------
  A-2d   WAL (yrs)                       9.41         7.37         5.98
         First Payment Date        10/25/2013    3/25/2012    1/25/2011
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      89 - 121      70 - 95      56 - 77
-----------------------------------------------------------------------
   M-1   WAL (yrs)                       6.57         5.29         4.74
         First Payment Date         6/25/2009   10/25/2009    2/25/2010
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      41 - 95      45 - 77
-----------------------------------------------------------------------
   M-2   WAL (yrs)                       6.57         5.26         4.60
         First Payment Date         6/25/2009    9/25/2009   12/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      40 - 95      43 - 77
-----------------------------------------------------------------------
   M-3   WAL (yrs)                       6.57         5.24         4.54
         First Payment Date         6/25/2009    8/25/2009   11/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      39 - 95      42 - 77
-----------------------------------------------------------------------
   M-4   WAL (yrs)                       6.57         5.24         4.50
         First Payment Date         6/25/2009    8/25/2009   10/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      39 - 95      41 - 77
-----------------------------------------------------------------------
   M-5   WAL (yrs)                       6.57         5.22         4.47
         First Payment Date         6/25/2009    7/25/2009    9/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      38 - 95      40 - 77
-----------------------------------------------------------------------
   M-6   WAL (yrs)                       6.57         5.22         4.44
         First Payment Date         6/25/2009    7/25/2009    8/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      38 - 95      39 - 77
-----------------------------------------------------------------------
   B-1   WAL (yrs)                       6.57         5.22         4.43
         First Payment Date         6/25/2009    7/25/2009    7/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      38 - 95      38 - 77
-----------------------------------------------------------------------
   B-2   WAL (yrs)                       6.57         5.21         4.40
         First Payment Date         6/25/2009    6/25/2009    7/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      37 - 95      38 - 77
-----------------------------------------------------------------------
   B-3   WAL (yrs)                       6.57         5.20         4.40
         First Payment Date         6/25/2009    6/25/2009    7/25/2009
         Expected Final Maturity    6/25/2016    4/25/2014   10/25/2012
         Window                      37 - 121      37 - 95      38 - 77
-----------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

-----------------------------------------------------------------------
         CPR (%)                           20           25           30
-----------------------------------------------------------------------
   A-1   WAL (yrs)                       3.58         2.79         2.20
         First Payment Date         6/25/2006    6/25/2006    6/25/2006
         Expected Final Maturity    4/25/2028   12/25/2023   11/25/2020
         Window                       1 - 263      1 - 211      1 - 174
-----------------------------------------------------------------------
  A-2a   WAL (yrs)                       1.05         0.83         0.68
         First Payment Date         6/25/2006    6/25/2006    6/25/2006
         Expected Final Maturity    8/25/2008    2/25/2008   10/25/2007
         Window                        1 - 27       1 - 21       1 - 17
-----------------------------------------------------------------------
  A-2b   WAL (yrs)                       2.72         2.12         1.72
         First Payment Date         8/25/2008    2/25/2008   10/25/2007
         Expected Final Maturity    9/25/2009   11/25/2008    6/25/2008
         Window                       27 - 40      21 - 30      17 - 25
-----------------------------------------------------------------------
  A-2c   WAL (yrs)                       5.06         3.84         2.77
         First Payment Date         9/25/2009   11/25/2008    6/25/2008
         Expected Final Maturity   10/25/2013    3/25/2012    1/25/2011
         Window                       40 - 89      30 - 70      25 - 56
-----------------------------------------------------------------------
  A-2d   WAL (yrs)                      11.47         9.03         7.34
         First Payment Date        10/25/2013    3/25/2012    1/25/2011
         Expected Final Maturity    6/25/2028    1/25/2024   12/25/2020
         Window                      89 - 265     70 - 212     56 - 175
-----------------------------------------------------------------------
   M-1   WAL (yrs)                       7.28         5.87         5.22
         First Payment Date         6/25/2009   10/25/2009    2/25/2010
         Expected Final Maturity    1/25/2025    2/25/2021    7/25/2018
         Window                      37 - 224     41 - 177     45 - 146
-----------------------------------------------------------------------
   M-2   WAL (yrs)                       7.25         5.81         5.05
         First Payment Date         6/25/2009    9/25/2009   12/25/2009
         Expected Final Maturity    1/25/2024    6/25/2020   11/25/2017
         Window                      37 - 212     40 - 169     43 - 138
-----------------------------------------------------------------------
   M-3   WAL (yrs)                       7.23         5.77         4.97
         First Payment Date         6/25/2009    8/25/2009   11/25/2009
         Expected Final Maturity    3/25/2023   10/25/2019    4/25/2017
         Window                      37 - 202     39 - 161     42 - 131
-----------------------------------------------------------------------
   M-4   WAL (yrs)                       7.20         5.75         4.91
         First Payment Date         6/25/2009    8/25/2009   10/25/2009
         Expected Final Maturity    8/25/2022    4/25/2019   11/25/2016
         Window                      37 - 195     39 - 155     41 - 126
-----------------------------------------------------------------------
   M-5   WAL (yrs)                       7.16         5.70         4.86
         First Payment Date         6/25/2009    7/25/2009    9/25/2009
         Expected Final Maturity   12/25/2021   10/25/2018    6/25/2016
         Window                      37 - 187     38 - 149     40 - 121
-----------------------------------------------------------------------
   M-6   WAL (yrs)                       7.12         5.66         4.80
         First Payment Date         6/25/2009    7/25/2009    8/25/2009
         Expected Final Maturity    3/25/2021    3/25/2018    1/25/2016
         Window                      37 - 178     38 - 142     39 - 116
-----------------------------------------------------------------------
   B-1   WAL (yrs)                       7.06         5.61         4.75
         First Payment Date         6/25/2009    7/25/2009    7/25/2009
         Expected Final Maturity    8/25/2020    8/25/2017    6/25/2015
         Window                      37 - 171     38 - 135     38 - 109
-----------------------------------------------------------------------
   B-2   WAL (yrs)                       6.96         5.51         4.65
         First Payment Date         6/25/2009    6/25/2009    7/25/2009
         Expected Final Maturity    8/25/2019   10/25/2016   11/25/2014
         Window                      37 - 159     37 - 125     38 - 102
-----------------------------------------------------------------------
   B-3   WAL (yrs)                       6.82         5.40         4.56
         First Payment Date         6/25/2009    6/25/2009    7/25/2009
         Expected Final Maturity    7/25/2018   11/25/2015    2/25/2014
         Window                      37 - 146     37 - 114      38 - 93
-----------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

    Period      A-1 Cap (%)    A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
-------------  -------------  -------------  -------------  -------------  --------------
                 Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

       0              -              -              -               -             -
       1            20.14          20.05          20.11           20.16         20.26
       2            20.14          20.05          20.11           20.16         20.26
       3            20.14          20.05          20.11           20.16         20.26
       4            20.14          20.05          20.11           20.16         20.26
       5            20.14          20.05          20.11           20.16         20.26
       6            20.14          20.05          20.11           20.16         20.26
       7            20.14          20.05          20.11           20.16         20.26
       8            20.14          20.05          20.11           20.16         20.26
       9            20.14          20.05          20.11           20.16         20.26
      10            20.14          20.05          20.11           20.16         20.26
      11            20.14          20.05          20.11           20.16         20.26
      12            20.14          20.05          20.11           20.16         20.26
      13            20.07          20.05          20.06           20.06         20.06
      14            20.01          20.01          20.01           20.01         20.01
      15            19.72          19.72          19.72           19.72         19.72
      16            19.56          19.55          19.55           19.55         19.55
      17            19.52          19.52          19.52           19.52         19.52
      18            19.24          19.23          19.23           19.23         19.23
      19            19.22          19.21          19.21           19.21         19.21
      20            18.93          18.93          18.93           18.93         18.93
      21            18.12            -            18.12           18.12         18.12
      22            12.72            -            13.24           13.24         13.24
      23            12.13            -            12.62           12.62         12.62
      24            12.43            -            12.94           12.94         12.94
      25            12.16            -            12.65           12.65         12.65
      26            12.47            -            12.98           12.98         12.98
      27            12.31            -            12.76           12.76         12.76
      28            13.29            -            13.62           13.62         13.62
      29            13.65            -              -             13.99         13.99
      30            13.35            -              -             13.67         13.67
      31            13.72            -              -             14.06         14.06
      32            13.42            -              -             13.75         13.75
      33            13.47            -              -             13.74         13.74
      34            15.69            -              -             15.86         15.86
      35            14.52            -              -             14.67         14.67
      36            14.98            -              -             15.14         15.14
      37            60.38            -              -             60.53         60.53
      38            18.47            -              -             18.63         18.63
      39            17.96            -              -             18.06         18.06
      40            18.76            -              -             18.75         18.75
      41            19.13            -              -             19.12         19.12
      42            18.46            -              -             18.45         18.45
      43            18.83            -              -             18.82         18.82
      44            18.17            -              -             18.16         18.16


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

    Period      A-1 Cap (%)    A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
-------------  -------------  -------------  -------------  -------------  -------------
                 Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

      45            18.11            -              -             18.08         18.08
      46            20.24            -              -             20.14         20.14
      47            18.51            -              -             18.42         18.42
      48            19.02            -              -             18.93         18.93
      49            18.46            -              -             18.38         18.38
      50            18.97            -              -             18.88         18.88
      51            18.44            -              -             18.35         18.35
      52            18.44            -              -             18.34         18.34
      53            18.95            -              -             18.85         18.85
      54            18.39            -              -             18.30         18.30
      55            17.15            -              -             17.05         17.05
      56            16.59            -              -             16.49         16.49
      57            16.60            -              -             16.50         16.50
      58            18.39            -              -             18.28         18.28
      59            16.61            -              -             16.51         16.51
      60            17.16            -              -             17.05         17.05
      61            16.60            -              -             16.50         16.50
      62            17.14            -              -             17.04         17.04
      63            16.58            -              -             16.49         16.49
      64            16.58            -              -             16.48         16.48
      65            17.13            -              -             17.03         17.03
      66            16.57            -              -               -           16.47
      67            17.11            -              -               -           17.01
      68            16.56            -              -               -           16.46
      69            16.55            -              -               -           16.45
      70            17.69            -              -               -           17.58
      71            16.54            -              -               -           16.44
      72            17.08            -              -               -           16.98
      73            16.53            -              -               -           16.43
      74            17.07            -              -               -           16.97
      75            16.51            -              -               -           16.42
      76            16.51            -              -               -           16.41
      77            17.05            -              -               -           16.95
      78            16.50            -              -               -           16.40
      79            17.04            -              -               -           16.94
      80            16.48            -              -               -           16.39
      81            16.48            -              -               -           16.38
      82            18.24            -              -               -           18.13
      83            16.47            -              -               -           16.37
      84            17.01            -              -               -           16.91
      85            16.45            -              -               -           16.36
      86            16.99            -              -               -           16.90
      87            16.44            -              -               -           16.35
      88            16.43            -              -               -           16.34
      89            16.98            -              -               -           16.88


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


    Period      A-1 Cap (%)    A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
-------------  -------------  -------------  -------------  -------------  -------------
                 Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

      90            16.42            -              -              -           16.33
      91            16.96            -              -              -           16.87
      92            16.41            -              -              -           16.31
      93            16.40            -              -              -           16.31
      94            18.15            -              -              -           18.05
      95            16.39            -              -              -           16.30
      96            14.65            -              -              -           14.55
      97            13.28            -              -              -           13.19
      98            13.75            -              -              -           13.66
      99            13.34            -              -              -           13.24
      100           13.37            -              -              -           13.27
      101           13.84            -              -              -           13.75
      102           13.43            -              -              -           13.33
      103           13.91            -              -              -           13.81
      104           13.49            -              -              -           13.40
      105           13.52            -              -              -           13.43
      106           15.01            -              -              -           14.91
      107           13.59            -              -              -           13.50
      108           14.08            -              -              -           13.99
      109           13.67            -              -              -           13.58
      110           14.16            -              -              -           14.07
      111           13.75            -              -              -           13.66
      112           13.79            -              -              -           13.70
      113           14.29            -              -              -           14.20
      114           13.88            -              -              -           13.79
      115           14.39            -              -              -           14.29
      116           13.97            -              -              -           13.88
      117           14.06            -              -              -           13.98
      118           15.17            -              -              -           15.07
      119           14.24            -              -              -           14.15
      120           14.77            -              -              -           14.68
      121           14.35            -              -              -           14.26
      122           14.89            -              -              -           14.79
      123           14.47            -              -              -           14.39
      124           14.55            -              -              -           14.46
      125           15.10            -              -              -           15.01
      126           14.68            -              -              -           14.59
      127           15.23            -              -              -           15.14
      128           14.81            -              -              -           14.72
      129           14.88            -              -              -           14.79
      130           16.57            -              -              -           16.47
      131           15.04            -              -              -           14.95
      132           15.61            -              -              -           15.52
      133           15.19            -              -              -           15.10
      134           15.78            -              -              -           15.68


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


    Period      A-1 Cap (%)    A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
-------------  -------------  -------------  -------------  -------------  -------------
                 Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

      135           15.35            -              -              -           15.26
      136           15.43            -              -              -           15.35
      137           16.04            -              -              -           15.95
      138           15.61            -              -              -           15.52
      139           16.22            -              -              -           16.13
      140           15.80            -              -              -           15.71
      141           15.89            -              -              -           15.80
      142           17.70            -              -              -           17.61
      143           16.09            -              -              -           16.01
      144           16.74            -              -              -           16.65
      145           16.31            -              -              -           16.22
      146           16.96            -              -              -           16.87
      147           16.53            -              -              -           16.44
      148           16.65            -              -              -           16.56
      149           17.33            -              -              -           17.24
      150           16.89            -              -              -           16.81
      151           17.59            -              -              -           17.50
      152           17.15            -              -              -           17.06
      153           17.29            -              -              -           17.20
      154           19.29            -              -              -           19.19
      155           17.57            -              -              -           17.48
      156           18.30            -              -              -           18.21
      157           17.86            -              -              -           17.78
      158           18.62            -              -              -           18.53
      159           18.18            -              -              -           18.09
      160           18.34            -              -              -           18.25
      161           19.12            -              -              -           19.03
      162           18.68            -              -              -           18.59
      163           19.48            -              -              -           19.39
      164           19.04            -              -              -           18.95
      165           19.22            -              -              -           19.14
      166           20.75            -              -              -           20.66
      167           19.61            -              -              -           19.53
      168           20.48            -              -              -           20.39
      169           20.12            -              -              -           20.04
      170           21.19            -              -              -           21.10
      171           20.92            -              -              -           20.83
      172           21.36            -              -              -           21.28
      173           22.57            -              -              -           22.48
      174           22.35            -              -              -           22.26
      175           23.67            -              -              -           23.58
      176           23.50            -              -              -           23.42
      177           24.22            -              -              -           24.14
      178           31.27            -              -              -           31.22
      179           29.34            -              -              -           29.29


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


    Period      A-1 Cap (%)    A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
-------------  -------------  -------------  -------------  -------------  -------------
                 Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

      180           31.58            -              -              -           31.53
      181           31.93            -              -              -           31.88
      182           34.59            -              -              -           34.54
      183           35.22            -              -              -           35.18
      184           37.23            -              -              -           37.18
      185           40.86            -              -              -           40.81
      186           42.25            -              -              -           42.20
      187           46.96            -              -              -           46.91
      188           49.29            -              -              -           49.24
      189           53.98            -              -              -           53.94
      190           66.26            -              -              -           66.21
      191           67.39            -              -              -           67.35
      192           80.01            -              -              -           79.97
      193           91.45            -              -              -           91.41
      194          116.15            -              -              -          116.10
      195             -              -              -              -          147.04
      196             -              -              -              -          215.46
      197             -              -              -              -          427.23
      198             -              -              -              -             *
      199             -              -              -              -             -

* In Period 198 the Class A-2d has a beginning balance of approximately $16,069 and is paid approximately $369,820 in interest.


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

     0            --            --            --            --            --            --            --            --            --
     1         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     2         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     3         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     4         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     5         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     6         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     7         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     8         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
     9         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
    10         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
    11         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
    12         20.29         20.31         20.32         20.39         20.41         20.51         20.95         21.10         21.95
    13         19.64         19.64         19.64         19.65         19.65         19.65         19.65         19.65         19.65
    14         19.56         19.56         19.56         19.56         19.56         19.56         19.56         19.56         19.56
    15         19.26         19.26         19.26         19.26         19.26         19.26         19.26         19.26         19.26
    16         19.08         19.08         19.08         19.08         19.08         19.08         19.08         19.08         19.08
    17         19.01         19.01         19.01         19.01         19.01         19.01         19.01         19.01         19.01
    18         18.72         18.72         18.72         18.72         18.72         18.72         18.72         18.72         18.72
    19         18.67         18.67         18.67         18.67         18.67         18.67         18.67         18.67         18.67
    20         18.37         18.37         18.37         18.37         18.37         18.37         18.37         18.37         18.37
    21         17.53         17.53         17.53         17.53         17.53         17.53         17.53         17.53         17.53
    22         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33
    23         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
    24         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99
    25         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
    26         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95
    27         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
    28         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49
    29         12.77         12.77         12.77         12.77         12.77         12.77         12.77         12.77         12.77
    30         12.45         12.45         12.45         12.45         12.45         12.45         12.45         12.45         12.45
    31         12.73         12.73         12.73         12.73         12.73         12.73         12.73         12.73         12.73
    32         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41
    33         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33
    34         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13         14.13
    35         13.03         13.03         13.03         13.03         13.03         13.03         13.03         13.03         13.03
    36         13.35         13.35         13.35         13.35         13.35         13.35         13.35         13.35         13.35
    37         12.99         12.99         12.99         12.99         12.99         12.99         12.99         12.99         12.99
    38         13.28         13.28         13.28         13.28         13.28         13.28         13.28         13.28         13.28
    39         13.01         13.01         13.01         13.01         13.01         13.01         13.01         13.01         13.01
    40         13.77         13.77         13.77         13.77         13.77         13.77         13.77         13.77         13.77
    41         14.12         14.12         14.12         14.12         14.12         14.12         14.12         14.12         14.12
    42         13.73         13.73         13.73         13.73         13.73         13.73         13.73         13.73         13.73
    43         14.07         14.07         14.07         14.07         14.07         14.07         14.07         14.07         14.07
    44         13.69         13.69         13.69         13.69         13.69         13.69         13.69         13.69         13.69
    45         13.72         13.72         13.72         13.72         13.72         13.72         13.72         13.72         13.72


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

    46         15.32         15.32         15.32         15.32         15.32         15.32         15.32         15.32         15.32
    47         14.06         14.06         14.06         14.06         14.06         14.06         14.06         14.06         14.06
    48         14.43         14.43         14.43         14.43         14.43         14.43         14.43         14.43         14.43
    49         14.02         14.02         14.02         14.02         14.02         14.02         14.02         14.02         14.02
    50         14.38         14.38         14.38         14.38         14.38         14.38         14.38         14.38         14.38
    51         14.00         14.00         14.00         14.00         14.00         14.00         14.00         14.00         14.00
    52         13.99         13.99         13.99         13.99         13.99         13.99         13.99         13.99         13.99
    53         14.35         14.35         14.35         14.35         14.35         14.35         14.35         14.35         14.35
    54         13.94         13.94         13.94         13.94         13.94         13.94         13.94         13.94         13.94
    55         12.55         12.55         12.55         12.55         12.55         12.55         12.55         12.55         12.55
    56         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
    57         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
    58         13.46         13.46         13.46         13.46         13.46         13.46         13.46         13.46         13.46
    59         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
    60         12.55         12.55         12.55         12.55         12.55         12.55         12.55         12.55         12.55
    61         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
    62         12.54         12.54         12.54         12.54         12.54         12.54         12.54         12.54         12.54
    63         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    64         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    65         12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53         12.53
    66         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12
    67         12.52         12.52         12.52         12.52         12.52         12.52         12.52         12.52         12.52
    68         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11
    69         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10
    70         12.93         12.93         12.93         12.93         12.93         12.93         12.93         12.93         12.93
    71         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09
    72         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49         12.49
    73         12.08         12.08         12.08         12.08         12.08         12.08         12.08         12.08         12.08
    74         12.48         12.48         12.48         12.48         12.48         12.48         12.48         12.48         12.48
    75         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
    76         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
    77         12.46         12.46         12.46         12.46         12.46         12.46         12.46         12.46         12.46
    78         12.06         12.06         12.06         12.06         12.06         12.06         12.06         12.06         12.06
    79         12.45         12.45         12.45         12.45         12.45         12.45         12.45         12.45         12.45
    80         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05
    81         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04
    82         13.32         13.32         13.32         13.32         13.32         13.32         13.32         13.32         13.32
    83         12.03         12.03         12.03         12.03         12.03         12.03         12.03         12.03         12.03
    84         12.42         12.42         12.42         12.42         12.42         12.42         12.42         12.42         12.42
    85         12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02
    86         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41
    87         12.01         12.01         12.01         12.01         12.01         12.01         12.01         12.01         12.01
    88         12.00         12.00         12.00         12.00         12.00         12.00         12.00         12.00         12.00
    89         12.40         12.40         12.40         12.40         12.40         12.40         12.40         12.40         12.40
    90         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99
    91         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38
    92         11.98         11.98         11.98         11.98         11.98         11.98         11.98         11.98         11.98


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

    93         11.97         11.97         11.97         11.97         11.97         11.97         11.97         11.97         11.97
    94         13.25         13.25         13.25         13.25         13.25         13.25         13.25         13.25         13.25
    95         11.96         11.96         11.96         11.96         11.96         11.96         11.96         11.96         11.96
    96         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35         12.35
    97         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95
    98         12.34         12.34         12.34         12.34         12.34         12.34         12.34         12.34         12.34
    99         11.94         11.94         11.94         11.94         11.94         11.94         11.94         11.94         11.94
   100         11.93         11.93         11.93         11.93         11.93         11.93         11.93         11.93         11.93
   101         12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32
   102         11.92         11.92         11.92         11.92         11.92         11.92         11.92         11.92         11.92
   103         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31
   104         11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91
   105         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90
   106         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17
   107         11.89         11.89         11.89         11.89         11.89         11.89         11.89         11.89         11.89
   108         12.28         12.28         12.28         12.28         12.28         12.28         12.28         12.28            --
   109         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88            --
   110         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27            --
   111         11.87         11.87         11.87         11.87         11.87         11.87         11.87         11.87            --
   112         11.86         11.86         11.86         11.86         11.86         11.86         11.86         11.86            --
   113         12.25         12.25         12.25         12.25         12.25         12.25         12.25         12.25            --
   114         11.85         11.85         11.85         11.85         11.85         11.85         11.85         11.85            --
   115         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24            --
   116         11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84            --
   117         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88            --
   118         12.76         12.76         12.76         12.76         12.76         12.76         12.76            --            --
   119         11.93         11.93         11.93         11.93         11.93         11.93         11.93            --            --
   120         12.32         12.32         12.32         12.32         12.32         12.32         12.32            --            --
   121         11.92         11.92         11.92         11.92         11.92         11.92         11.92            --            --
   122         12.31         12.31         12.31         12.31         12.31         12.31         12.31            --            --
   123         11.92         11.92         11.92         11.92         11.92         11.92         11.92            --            --
   124         11.92         11.92         11.92         11.92         11.92         11.92         11.92            --            --
   125         12.31         12.31         12.31         12.31         12.31         12.31         12.31            --            --
   126         11.91         11.91         11.91         11.91         11.91         11.91         11.91            --            --
   127         12.30         12.30         12.30         12.30         12.30         12.30            --            --            --
   128         11.90         11.90         11.90         11.90         11.90         11.90            --            --            --
   129         11.90         11.90         11.90         11.90         11.90         11.90            --            --            --
   130         13.18         13.18         13.18         13.18         13.18         13.18            --            --            --
   131         11.90         11.90         11.90         11.90         11.90         11.90            --            --            --
   132         12.29         12.29         12.29         12.29         12.29         12.29            --            --            --
   133         11.88         11.88         11.88         11.88         11.88         11.88            --            --            --
   134         12.28         12.28         12.28         12.28         12.28            --            --            --            --
   135         11.87         11.87         11.87         11.87         11.87            --            --            --            --
   136         11.87         11.87         11.87         11.87         11.87            --            --            --            --
   137         12.26         12.26         12.26         12.26         12.26            --            --            --            --
   138         11.86         11.86         11.86         11.86         11.86            --            --            --            --
   139         12.25         12.25         12.25         12.25         12.25            --            --            --            --


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

   140         11.85         11.85         11.85         11.85         11.85            --            --            --            --
   141         11.84         11.84         11.84         11.84            --            --            --            --            --
   142         13.10         13.10         13.10         13.10            --            --            --            --            --
   143         11.83         11.83         11.83         11.83            --            --            --            --            --
   144         12.22         12.22         12.22         12.22            --            --            --            --            --
   145         11.82         11.82         11.82         11.82            --            --            --            --            --
   146         12.21         12.21         12.21            --            --            --            --            --            --
   147         11.81         11.81         11.81            --            --            --            --            --            --
   148         11.80         11.80         11.80            --            --            --            --            --            --
   149         12.19         12.19         12.19            --            --            --            --            --            --
   150         11.79         11.79         11.79            --            --            --            --            --            --
   151         12.18         12.18         12.18            --            --            --            --            --            --
   152         11.78         11.78            --            --            --            --            --            --            --
   153         11.78         11.78            --            --            --            --            --            --            --
   154         13.03         13.03            --            --            --            --            --            --            --
   155         11.77         11.77            --            --            --            --            --            --            --
   156         12.15         12.15            --            --            --            --            --            --            --
   157         11.76         11.76            --            --            --            --            --            --            --
   158         12.14         12.14            --            --            --            --            --            --            --
   159         11.75         11.75            --            --            --            --            --            --            --
   160         11.74            --            --            --            --            --            --            --            --
   161         12.13            --            --            --            --            --            --            --            --
   162         11.73            --            --            --            --            --            --            --            --
   163         12.11            --            --            --            --            --            --            --            --
   164         11.72            --            --            --            --            --            --            --            --
   165         11.71            --            --            --            --            --            --            --            --
   166         12.52            --            --            --            --            --            --            --            --
   167         11.70            --            --            --            --            --            --            --            --
   168         12.09            --            --            --            --            --            --            --            --
   169            --            --            --            --            --            --            --            --            --


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule

Swap Rate: 5.35%

--------------------------------------------------------
 Period   Start Accrual  End Accrual    Swap Notional
--------------------------------------------------------
    1       5/25/2006     6/25/2006   2,005,377,544.94
    2       6/25/2006     7/25/2006   1,927,692,991.89
    3       7/25/2006     8/25/2006   1,852,672,637.32
    4       8/25/2006     9/25/2006   1,779,952,627.74
    5       9/25/2006    10/25/2006   1,709,877,879.53
    6      10/25/2006    11/25/2006   1,642,092,881.29
    7      11/25/2006    12/25/2006   1,576,491,590.01
    8      12/25/2006     1/25/2007   1,512,977,331.09
    9       1/25/2007     2/25/2007   1,451,461,156.62
   10       2/25/2007     3/25/2007   1,391,862,151.58
   11       3/25/2007     4/25/2007   1,334,107,050.48
   12       4/25/2007     5/25/2007   1,278,130,308.95
   13       5/25/2007     6/25/2007   1,223,879,445.10
   14       6/25/2007     7/25/2007   1,171,703,403.53
   15       7/25/2007     8/25/2007   1,121,767,688.57
   16       8/25/2007     9/25/2007   1,073,975,497.69
   17       9/25/2007    10/25/2007   1,028,234,233.27
   18      10/25/2007    11/25/2007     984,455,320.38
   19      11/25/2007    12/25/2007     942,554,029.95
   20      12/25/2007     1/25/2008     901,612,408.72
   21       1/25/2008     2/25/2008     794,889,963.87
   22       2/25/2008     3/25/2008     203,131,126.02
   23       3/25/2008     4/25/2008     195,976,919.66
   24       4/25/2008     5/25/2008     189,073,789.72
   25       5/25/2008     6/25/2008     182,412,948.89
   26       6/25/2008     7/25/2008     175,985,916.75
   27       7/25/2008     8/25/2008     169,719,112.77
   28       8/25/2008     9/25/2008     163,738,312.96
   29       9/25/2008    10/25/2008     157,966,248.06
   30      10/25/2008    11/25/2008     152,396,912.91
   31      11/25/2008    12/25/2008     147,023,207.14
   32      12/25/2008     1/25/2009     141,582,485.42
   33       1/25/2009     2/25/2009     127,495,753.59
   34       2/25/2009     3/25/2009     119,189,615.18
   35       3/25/2009     4/25/2009     115,107,507.98
   36       4/25/2009     5/25/2009     111,163,309.58
   37       5/25/2009     6/25/2009     107,352,437.57
   38       6/25/2009     7/25/2009     103,670,458.48
   39       7/25/2009     8/25/2009     100,113,083.18
   40       8/25/2009     9/25/2009      96,676,138.27
   41       9/25/2009    10/25/2009      93,355,628.20
   42      10/25/2009    11/25/2009      90,147,677.86
   43      11/25/2009    12/25/2009      87,048,530.90
   44      12/25/2009     1/25/2010      84,054,553.84
   45       1/25/2010     2/25/2010      81,162,232.14
   46       2/25/2010     3/25/2010      78,368,158.18
   47       3/25/2010     4/25/2010      75,669,052.69
   48       4/25/2010     5/25/2010      73,061,735.99
   49       5/25/2010     6/25/2010      70,543,132.56
   50       6/25/2010     7/25/2010      68,110,268.01
   51       7/25/2010     8/25/2010      65,760,265.83
   52       8/25/2010     9/25/2010      63,490,344.26
   53       9/25/2010    10/25/2010      61,297,813.27
   54      10/25/2010    11/25/2010      59,180,071.57
   55      11/25/2010    12/25/2010                 --
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